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Standard Industrial Lease Agreement    Tenant:  Advanced Energy Industries, Inc.
Cameron Technology Center (11/25/97)   Square Feet: 19,800 square feet
                                       Lease Commences:  _______________
                                       Lease Expires:  _________________

                                  LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between CAMERON TECHNOLOGY INVESTORS, LTD., hereinafter referred to as "Landlord", and ADVANCED ENERGY INDUSTRIES, INC., hereinafter referred to as "Tenant".

1. PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant and Tenant hereby takes from Landlord, certain leased premises situated within the County of Travis, State of Texas, and known locally as SUITE 100, BUILDING 2, CAMERON TECHNOLOGY CENTER, LOCATED AT 8900 CAMERON ROAD, AUSTIN, TEXAS AND CONSISTING OF APPROXIMATELY 19,800 SQUARE FEET OF RENTABLE AREA as more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference (THE "PREMISES"), to have and to hold, subject to the term, covenants and conditions in this Lease. The term of this Lease shall commence on the COMMENCEMENT DATE as hereinafter set forth and shall end on the last day of the month that is SIXTY (60) months after the COMMENCEMENT DATE.

         A. COMMENCEMENT DATE. The "Commencement Date" shall mean the date on which the earlier of the following occurs: (i) the date Tenant takes possession of the Premises for the operation of its business; or (ii) APRIL 1, 1999. Landlord shall notify Tenant in writing that the Commencement Date has occurred. If for any reason the Building shell is not substantially complete on FEBRUARY 15, 1999 this Lease and the obligations of Tenant shall nonetheless commence and continue in full force and effect and Landlord shall have no liability to Tenant; provided, however, if the Building shell is not substantially complete for any reason other than omission, delay, or default on the part of Tenant or anyone acting under or for Tenant, Tenant may terminate this Lease by providing Landlord written notice not later than MARCH 1, 1999 and the termination of this Lease shall constitute Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Building shell not being substantially complete by FEBRUARY 15, 1999. Landlord shall not be liable to Tenant or any third party for any damage, claim, expense or loss, actual or consequential, or direct or indirect, resulting from any delay by Landlord to deliver the Building shell, except that Landlord shall refund any rent or Security Deposit that has been pre-paid by Tenant under this Lease.

2.  BASE RENT, SECURITY DEPOSIT AND ESCROW DEPOSITS.
         A. BASE RENT. Tenant agrees to pay to Landlord rent for the Premises in advance, without demand, deduction or set off, at the rate of:

     MONTHS 1-12:   FIFTEEN THOUSAND AND SEVENTY-TWO DOLLARS AND 20/XX
                    ($15,072.20) PER MONTH;
     MONTHS 13-24:  FIFTEEN THOUSAND FOUR HUNDRED AND SIXTY-EIGHT DOLLARS AND
                    20/XX ($15,468.20) PER MONTH;
     MONTHS 25-36:  FIFTEEN THOUSAND EIGHT HUNDRED AND SIXTY-FOUR DOLLARS AND
                    20/XX ($15,864.20) PER MONTH;
     MONTHS 37-48:  SIXTEEN THOUSAND TWO HUNDRED AND SIXTY DOLLARS AND 20/XX
                    ($16,260.20) PER MONTH;
     MONTHS 49-60:  SIXTEEN THOUSAND SIX HUNDRED AND FIFTY-SIX DOLLARS AND 20/XX
                    ($16,656.20) PER MONTH,

during the term hereof. One monthly installment, plus the other monthly charges set forth in Paragraph 2C below, shall be due and payable on the date hereof, and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due thereunder for any fractional calendar month shall be prorated.

         B. SECURITY DEPOSIT. In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of SEVENTEEN THOUSAND SIX HUNDRED AND TWENTY-TWO DOLLARS AND 00/XX ($17,622.00) which shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's obligations under this Lease (the "Security Deposit"), it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon occurrence of an Event of Default, Landlord may use all or part of the Security Deposit to pay past due rent or other payments due Landlord under this Lease, or the cost of any other damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. The Security Deposit shall be deemed the property of Landlord, but any remaining balance of the Security Deposit shall be returned by Landlord to Tenant when all of Tenant's present and future obligations under this Lease have been fulfilled.

         C.  ESCROW DEPOSITS.    Without limiting in any way Tenant's other
obligations under this Lease, Tenant agrees to pay to Landlord its Proportionate Share (as defined in this Paragraph 2C below) of (i) Taxes* payable by Landlord pursuant to Paragraph 3A below, (ii) the cost of utilities payable by Landlord pursuant to Paragraph 8 below, (iii) Landlord's cost of maintaining insurance pursuant to Paragraph 9A below and (iv) Landlord's cost of maintaining the Premises pursuant to paragraph 5D below and any common area charges payable by Tenant in accordance with Paragraph 4 below (collectively, the "Tenant Costs"). During each month of the term of this Lease, on the same day that rent is due hereunder, Tenant shall deposit in escrow with Landlord an amount equal to 1/12 of the estimated annual amount of Tenant's Proportionate Share of the Tenant Costs. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2C to pay such Tenant Costs. The initial monthly escrow payments are based upon the estimated amounts for the year in question, and shall be increased or decreased annually to reflect the projected actual amount of all Tenant Costs. If the Tenant's total escrow deposits for any calendar year are less than Tenant's actual Proportionate Share of the Tenant Costs for such calendar year, Tenant shall pay the difference to Landlord within ten
(10) days after demand. If the total escrow deposits of Tenant for any calendar year are more than Tenant's actual Proportionate Share of the Tenant Costs for such calendar year, Landlord shall retain such excess and credit it against Tenant's escrow deposits next maturing after such determination. In the event the Premises constitute a portion of a multiple occupancy building (the "Building"), Tenant's "Proportionate Share" with respect to the Building, as used in this Lease, shall mean a fraction, the numerator of which is the gross rentable area contained in the Premises and the denominator of which is the gross rentable area contained in the entire Building. In the event the Premises or the Building is part of a project or business park owned, managed or leased by Landlord, or an affiliate of Landlord (the "Project"), Tenant's "Proportionate Share" of the Project, as used in this Lease shall mean a fraction, the numerator of which is the gross rentable area contained in the Premises and the denominator of which is the gross rentable area contained in all of the buildings (including the Building) within the Project. For the purposes of this Lease, Tenant's proportionate share shall be defined initially as SIXTEEN AND SIX-TENTHS PERCENT (16.6%).

3.  TAXES.

         A. REAL PROPERTY TAXES. Subject to reimbursement under Paragraph 2C herein, Landlord agrees to pay all taxes,* that accrue against the Premises, the Building and /or the land of which the Premises or the Building are a part. If at any time during the term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and /or the land and improvements of which the Premises are a part, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purpose hereof. The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the real property within the applicable taxing jurisdiction. Tenant agrees to pay its Proportionate Share of the cost of such consultant.

         B. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in or on the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then Tenant shall pay to Landlord, upon demand, the amount of such taxes.

4. LANDLORD'S REPAIRS AND MAINTENANCE.

         A. STRUCTURAL REPAIRS. Landlord, at its own cost and expense, shall maintain the roof, foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excluded. The term "walls" as used herein shall not include windows, glass, or plate glass, any doors, special store fronts or office entries, and the term "foundation" as used herein shall not include loading docks. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have thirty (30) days to commence to

* For purposes of this Lease, "Taxes" means all taxes, assessments and governmental charges (excluding any federal and state income taxes, franchise taxes, profit taxes and lease taxes, so long as such federal and state income taxes, franchise taxes, profit taxes or lease taxes are not assessed in lieu of some or all of the customary ad valorem taxes being assessed against the Project as of the date of this Lease).

         C. REASSESSMENTS. At the reasonable request of Tenant, Landlord shall virgorously challenge any increases in Taxes, arising from a reassessment of landlord's property or otherwise.

                                                 Landlord's Initials _____

                                                 Tenant's Initials   _____

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effect such repairs or cure such defect. In the event a defect occurs that seriously jeopardizes the safety of persons occupying the Premises or threatens equipment or machinery owned by Tenant within the Premises, and Landlord has failed to commence the repairs for such defect within the thirty
(30) day period outlined above, Tenant shall be permitted to initiate the repair and Landlord will be obligated to reimburse Tenant for the actual cost of the repair.

         B. TENANT'S SHARE OF COMMON AREA CHARGES. Tenant agrees to pay its Proportionate Share of the cost of (i) maintenance and/or landscaping (including both maintenance and replacement of landscaping) of any property that is a part of the Building and/or the Project; and (ii) operating, maintaining and repairing any property, facilities or services (including without limitation utilities and insurance therefor) provided for the use or benefit of Tenant or the common use or benefit of Tenant and other lessees of the Project or the Building; and (iii) the reasonable cost of property management and supervision which shall be at rates customary of the property type and market conditions.

Landlord reserves the right to perform, in whole or in part and without notice to Tenant, maintenance, repairs and replacements to the paving, common area landscape replacement and maintenance, exterior painting, common sewage line plumbing and any other items that are provided for the use or benefit of Tenant or the common use or benefit of Tenant and other lessees of the Project or the Building; in which event, Tenant shall be liable for its Proportionate Share of the cost and expense of such repair, replacement, maintenance and other such items.

5.  TENANT'S REPAIRS.

         A. MAINTENANCE OF PREMISES AND APPURTENANCES. Tenant at its own cost and expense, shall (i) maintain all parts of the Premises and promptly make all necessary repairs and replacements to the Premises (except those for which Landlord is expressly responsible hereunder), and (ii) keep the parking areas, driveways and alleys surrounding the Premises in a clean and sanitary condition. Tenant's obligation to maintain, repair and make replacements to the Premises shall cover, but not be limited to, pest control (including termites), trash removal and the maintenance repair and replacement of all HVAC, electrical, plumbing, sprinkler and other mechanical systems. For the purposes of this Lease, Landlord shall assign all warranties received from the general contractor who constructs the Tenant Improvements within the Premises and Tenant shall look to the general contractor for warranty on all repairs and replacements required within the Premises.

         B. PARKING. Tenant and its employees, customers and licensees shall have the right to use only its Proportionate share of any parking areas that have been designated for such use by Landlord in writing, subject to (i) all rules and regulations promulgated by Landlord; and (ii) rights of ingress and egress of other lessees. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, and Tenant expressly does not have the right to tow or obstruct improperly parked vehicles. Tenant agrees not to park on any public streets or private roadways adjacent to or in the vicinity of the Premises. For the purposes of this Lease, Tenant shall be allotted a parking ratio of four (4) parking spaces per thousand (1,000) square feet of rentable lease area contained within the Premises, with such parking ratio not including areas within the truck court that may be striped for parking from time to time.

         C. SYSTEM MAINTENANCE. Tenant at its own cost and expense, shall enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises

6. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires, provided that (a) such items do not alter the basic character of the Premises or the Building; (b) such items do not overload or damage same; (c) such items may be removed without injury to the Premises; and (d) the construction, erection or installation thereof complies with all applicable governmental laws ordinances, regulations and with Landlord's specifications and requirements. Tenant shall be responsible for compliance with The American With Disabilities Act of 1990. Without implying any consent of Landlord thereto, all alterations, additions, improvements and partitions erected by Tenant shall be remain the property of Tenant during the term of this Lease. All shelves, bins machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the day of termination or expiration of this Lease or vacating the Premises, at which time Tenant shall restore the Premises to their original condition, normal wear and tear excepted. Alterations, installations, removals and restorations shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building or other improvements situated on the Premises or of which the Premises are a part.

7. SIGNS. Any signage Tenant desires for the Premises shall be subject to Landlord's written approval, which shall not be unreasonably withheld or delayed and shall be submitted to Landlord prior to the Commencement Date of this Lease. Tenant shall repair and/or replace the Building facia surface to which its signs are attached upon Tenant's vacation of the Premises or the removal or alteration of its signage. Tenant shall not, without Landlord' prior written consent, (i) make any changes to the exterior of the Premises,
(ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform in all respects to the criteria established by Landlord or shall be otherwise subject to Landlord's prior written consent. For the purposes of this Lease, Tenant shall be permitted to use its company logo and colors so long as the design, installation and location of the sign is consistent with the requirements outlined within Exhibit "E", Sign Criteria.

8. UTILITIES. Landlord agrees to provide normal water and electricity service to the Premises. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises, and any maintenance charges for utilities. Landlord shall have the right to cause any of said services to be separately metered to Tenant, at Tenant's expense. Tenant shall pay its pro rata share, as reasonably determined by Landlord, of all charges for jointly metered utilities. Unless resulting from Landlord's negligence or willful misconduct, Landlord shall not be liable for any interruption or failure of utility service on the Premises and Tenant shall have no rights or claims as a result of any such failure. In the event water is not separately metered to Tenant, Tenant agrees that it will not use water and sewer capacity for uses other than normal domestic restroom and kitchen usage and Tenant further agrees to reimburse Landlord for the entire amount of common water and sewer costs as additional rental if, in fact, Tenant uses water or sewer capacity for uses other than normal domestic restroom and kitchen uses without first obtaining Landlord's written permission, including, but not limited to, the cost for acquiring additional sewer capacity to service Tenant's excess sewer use. Furthermore, Tenant agrees in such event to install at its own expense a submeter to determine Tenant's usage.

9.  INSURANCE.

         A. LANDLORD'S INSURANCE. Subject to reimbursement under Paragraph 2C herein, Landlord shall maintain insurance covering the Building in an amount not less than eighty percent (80%) of the "replacement cost" thereof, insuring against the perils of fire, lightning, flood, tornado, hail, extended coverage, vandalism and malicious mischief.

         B. TENANT'S INSURANCE. Tenant, at its own expense, shall maintain during the term of this Lease a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage and One Million dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate for personal injuries or deaths of persons occurring in or about the Premises. Tenant, at its own expense, also shall maintain during the term of this Lease, fire and extended coverage insurance covering the replacement cost of (i) all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant and (ii) all of Tenant's personal property contained within the Premises. Said policies shall (i) name Landlord as an additional insured and insure Landlord's contingent liability under or in connection with this Lease (except for the worker's compensation policy, which instead shall include waiver of subrogation endorsement in favor of Landlord) (ii) be insured by an insurance company which is acceptable to Landlord, and (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice has been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant on or before the Commencement Date and upon each renewal of said insurance.

                                     2           Landlord's Initials _____

                                                 Tenant's Initials   _____

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     C.  PROHIBITED USES.  Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk or cost thereof, or (iii) cause the disallowance of any sprinkler credits; including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. If any increase in the cost of any insurance on the Premises or the Building is caused by Tenant's use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord within thirty (30) days of written demand therefor.

10.  FIRE AND CASUALTY DAMAGE.

     A. TOTAL OR SUBSTANTIAL DAMAGE AND DESTRUCTION. If the Premises or the Building should be damaged or destroyed by fire or other peril, Tenant shall immediately give written notice to Landlord of such damage or destruction.
If the Premises or the Building should be totally destroyed by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above, or if they should be so damaged thereby that, in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred and fifty (150) days after the date of such damage or after such completion there is not enough time remaining under the terms of this Lease to fully amortize such rebuilding or repairs, then Landlord shall so notify Tenant in writing and this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

     B. PARTIAL DAMAGE OR DESTRUCTION. If the Premises or the Building should be damaged by any perils covered by the insurance to be provided by Landlord under Paragraph 9A above and, in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred fifty (150) days after the date of such damage, then this Lease shall not terminate and Landlord shall restore the Premises to its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in or about the Premises for the benefit of or by or for Tenant. In the event of partial damage to the Premises, rent shall abate for the period of reconstruction for the portion of the Premises that cannot be occupied due to the casualty.

     C. LIENHOLDERS RIGHTS IN PROCEEDS. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgagee or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known to Landlord by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

     D. WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of action against each other, or their respective agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building or personal property (Building contents) within the Building and/or Premises, for any reason regardless of cause or origin. Each party to this Lease agrees immediately after execution of this Lease to give written notice of the terms of the mutual waivers contained in this subparagraph to each insurance company that has issued to such party policies of fire and extended coverage insurance and, if necessary, to have the insurance policies properly endorsed to provide that the carriers of such policies waive all rights of recovery under subrogation or otherwise against the other party.

11. LIABILITY AND INDEMNIFICATION. Except for any claims, rights of recovery and causes of action that Landlord has released, Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Premises or any part thereof, the Building and/or about the Premises or any part thereof, the Building and/or common areas, the use of which Tenant may have in accordance with this Lease, if (and only if) such injury or damage shall be caused in whole or in part by the act, gross neglect, fault or willful omission of any duty by Tenant, its agents, servant, employees or invitees, (ii) arising from the conduct or management of any work done by the Tenant in or about the Premises, (iii) arising from transactions of the Tenant, and (iv) all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. The provisions of this Paragraph 11 shall survive the expiration or termination of this Lease. Landlord shall not be liable in any event for personal injury or loss of Tenant's property caused by fire, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosion, interruption of utilities, or other occurrences unless resulting from Landlord's acts. Landlord strongly recommends that Tenant secure Tenant's own insurance, in excess of the amounts required elsewhere in this Lease, to protect against the above occurrences if Tenant desires additional coverage for such risks. Tenant shall give prompt notice to Landlord of any significant accidents involving injury to persons or property. Furthermore, Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises or from the public areas of the Building or the Project, or for any damages or losses caused by theft, burglary, assault, vandalism, or other crimes. Landlord strongly recommends that Tenant provide its own security systems and services and secure Tenant's own insurance in excess of the amounts required elsewhere in this Lease, to protect against the above occurrences if Tenant desires additional protection or coverage for such risks. Tenant shall give Landlord prompt notice of any criminal or suspicious conduct within or about the Premises, the Building or the Project, and/or any personal injury or property damage caused thereby. Landlord may, but is not obligated to, enter into agreements with third parties for the provision of any courtesy patrols or similar services or fire protective systems and equipment and, to the extent same is provided in Landlord's sole discretion, Landlord shall not be liable to Tenant for any damages, costs or expenses which occur for any reason in the event any such system or equipment is not properly installed, monitored or maintained or any such services are not properly provided, unless resulting from Landlord's acts. Landlord shall use reasonable diligence in the maintenance of existing lighting, if any, in the parking areas servicing the Premises, and Landlord shall not be responsible for additional lighting or any security measures in the Project, the Premises or other parking areas.

12. USE. The Premises shall be used only for the purpose of manufacturing, sales, research and development, telephone support, design, receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be directly incidental thereto. Outside storage, including without limitation storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon or connected with the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or any other lessees of the Building or the Project.

13. HAZARDOUS WASTE. The term "Hazardous Substances," as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, radioactive materials or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local statute, ordinance, regulation or other law of a governmental or quasi-governmental authority relating to pollution or protection of the environment or the regulation of the storage or handling of Hazardous Substances. Limited to its actions only, Tenant hereby agrees that: (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities"), provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord, which approval shall not be unreasonably withheld or delayed and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances, except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials"), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and have been approved in advance in writing by Landlord, which such approval shall not be unreasonably withheld or delayed, and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required clean-up procedures shall be diligently undertaken by Tenant at its sole cost pursuant to all Environmental Laws. Upon prior notice during normal business hours, Landlord and Landlord's representatives shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of any Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Landlord's sole opinion, that any Permitted Materials are being improperly stored, used or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within twenty-four (24) hours, Landlord shall have the right to perform such work and Tenant shall reimburse Landlord, on demand, for any

                                     3           Landlord's Initials _____

                                                 Tenant's Initials   _____
and all costs associated with said work. If at any time during or after the term of this Lease, the Premises is found to be contaminated with Hazardous Materials, Tenant shall diligently institute proper and thorough clean-up procedures, at Tenant's sole cost. TENANT AGREES TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ALL CLAIMS, DEMANDS, ACTIONS, LIABILITIES, COSTS, EXPENSES, DAMAGES, PENALTIES AND OBLIGATIONS OF ANY NATURE ARISING FROM OR AS A RESULT OF ANY CONTAMINATION OF THE PREMISES WITH HAZARDOUS SUBSTANCES BY TENANT, OR OTHERWISE ARISING FROM THE USE OF THE PREMISES BY TENANT. THE FOREGOING INDEMNIFICATION AND THE RESPONSIBILITIES OF TENANT SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS LEASE.

14. INSPECTION. Landlord's agents and representatives, upon notice to Tenant, shall have the right to enter the Premises at any reasonable time during business hours (or at any time in case of emergency) (i) to inspect the Premises; (ii) to make such repairs as may be required or permitted pursuant to this Lease; and/or (iii) during the last six (6) months of the Lease term, for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available for Lease. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

15. ASSIGNMENT AND SUBLETTING. Tenant shall not have the right to sublet, assign or otherwise transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any attempted assignment, subletting, transfer of encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void. Any assignee, sublessee or transferee of Tenant's interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as "Transferees"), by assuming Tenant's obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Transferees to which Landlord is entitled or otherwise in contravention of this Paragraph 15. No assignment, subletting or other transfer, whether or not consented to by Landlord or permitted hereunder, shall relieve Tenant of its liability under this Lease. If an Event of Default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided or provided by law, may collect directly from such Transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. If Landlord consents to any subletting or assignment by Tenant as hereinabove provided and any category of rent subsequently received by Tenant under any such sublease is in excess of the same category of rent payable under this Lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, then Landlord may, at its option, declare such excess rents under any sublease or such additional consideration for any assignment to be due and payable by Tenant to Landlord as additional rent hereunder. The following shall additionally constitute an assignment of this Lease by Tenant for the purposes of this Paragraph 15.: (i) if Tenant is a corporation, any merger, consolidation, dissolution or liquidation, or any change in ownership or power to vote of thirty percent (30%) or more of Tenant's outstanding voting stock; (ii) if Tenant is a partnership, joint venture or other entity, any liquidation, dissolution or transfer of ownership of any interests totaling thirty percent (30%) or more of the total interests in such entity; (iii) the sale, transfer, exchange, liquidation or other distribution of more than
thirty percent (30%) of Tenant's assets, other than this Lease;   or (iv) the
mortgage, pledge, hypothecation or other encumbrance of or grant of a security interest by Tenant in this Lease, or of any of Tenant's rights
hereunder.   For the purposes of this Lease, the merger or sale of a division owned by Tenant shall not constitute an assignment under this Lease.


16. CONDEMNATION.   If more than eighty percent (80%) of the Premises or the
required parking and access related thereto, are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, and the taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than eighty percent (80%) of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, or if the taking does not prevent or materially interfere with the use of the remainder of the Premises, parking, access and loading for the purpose for which they were leased to Tenant, then this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord, and Tenant hereby assigns any interest in any such award to Landlord: provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's trade fixtures and personal property, if a separate award for such items is made to Tenant.

17. HOLDING OVER.   At the termination of this Lease by its expiration or
otherwise, Tenant shall immediately deliver possession of the Premises to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If, for any reason, Tenant retains possession of the Premises after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing, such possession shall be deemed to be a tenancy at will only, and all other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time, upon demand, as rental for the period of such possession, an amount equal to one and one-half times the rent in effect on the date of such termination of this Lease, computed on a daily basis for each day of such period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 17 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

18. QUIET ENJOYMENT.   Landlord represents that it has the authority to enter
into this Lease and that, so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

19. EVENTS OF DEFAULT. The following events (herein individually referred to as an "Event of Default") each shall be deemed to be default in or breach of Tenant's obligations under this Lease:

      A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of ten (10) days from the date Landlord provided written notice that such payment was due.

      C. Tenant shall fail to discharge any lien placed upon the Premises in violation of paragraph 22 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

      D. Tenant shall default in the performance of any of its obligations under any other lease to Tenant from Landlord, or from any person or entity affiliated with or related to Landlord, and same shall remain uncured after the lapsing of any applicable cure period provide for under such other lease.

      E. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed above in this paragraph), and shall not cure such failure within thirty (30) days after written notice thereof from Landlord.

20. REMEDIES. Upon each occurrence an Event of Default, Landlord shall have the option to pursue anyone or more of the following remedies without any notice or demand:

     (a)  Terminate this Lease;

     (b) Enter upon and take possession of the Premises without terminating this Lease;

                                     4           Landlord's Initials _____

                                                 Tenant's Initials   _____

         (c) Make such payments and/or take such action and pay and/or perform whatever Tenant is obligated to pay or perform under the terms of this Lease, and Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from such action; and/or

         (d) Alter all locks and other security devices at the Premises, with or without terminating this Lease, and pursue, at Landlord's option, one or more remedies pursuant to this Lease, and Tenant hereby expressly agrees that Landlord shall not be required to provide to Tenant the new key to the Premises, regardless of hour, including Tenant's regular business hours;

and in any such event Tenant shall immediately vacate the Premises, and if Tenant fails so to do, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor. In the event of any violation of Section 93.008 of the Texas Property Code by Landlord or by any agent or employee of Landlord, Tenant hereby expressly waives any and all rights Tenant may have under Paragraph
(g) of such Section 93.008.

         A. DAMAGES UPON TERMINATION. If Landlord terminates this Lease, at Landlord's option, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to
(1) the present value of the total rental and other payments owed hereunder for the remaining portion of the Lease term, calculated as if such term expired on the date set forth in Paragraph 1, less, (2) the present value of the then fair market rental for the Premises for such period, provided that, because of the difficulty of ascertaining such value and in order to achieve a reasonable estimate of liquidated damages hereunder, Landlord and Tenant stipulate and agree, for the purposes hereof, that such fair market rental shall in no event exceed seventy-five percent (75%) of the rental amount for such period set forth in Paragraph 2 above.

         B. DAMAGES UPON REPOSSESSION. If Landlord repossesses the Premises without terminating this Lease, Tenant, at Landlord's option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the date of expiration of the term as stated in Paragraph 1, diminished by all amounts actually received by Landlord through reletting the Premises during such remaining term (but only to the extent of the rent herein reserved). Actions to collect amounts due by Tenant to Landlord under this paragraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease term.

         C. COSTS OF RELETTING, REMOVING, REPAIRS AND ENFORCEMENT. Upon an Event of Default, in addition to any sum provided to be paid under this Paragraph 20, Tenant also shall be liable for and shall pay to Landlord (i) brokers' fees and all other costs and expenses incurred by Landlord in connection with reletting the whole or any part of the Premises; (ii) the costs of removing, storing or disposing Tenant's or any other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new Tenant or Tenants:
(iv) any and all actual costs and expenses incurred by Landlord in effecting compliance with Tenant's obligations under this Lease; and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies hereunder, including without limitation, all reasonable attorneys' fees and all court costs incurred in connection with such enforcement or defense.

         D. LATE CHARGE. In the event Tenant fails to make any payment due hereunder within five (5) days after such payment is due, including without limitation any rental or escrow payment, in order to help defray the additional cost to Landlord for processing such late payments and not as interest, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such payment. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law, and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         E. INTEREST ON PAST DUE AMOUNTS. If Tenant fails to pay any sum which at any time becomes due to Landlord under any provision of this Lease as and when the same becomes due hereunder, and such failure continues for ten (10) days after the due date for such payment, then Tenant shall pay to Landlord interest on such overdue amounts from the date due until paid at an annual rate which equals the lesser of (i) eighteen percent (18%) or (ii) the highest rate then permitted by law.

         F. NO IMPLIED ACCEPTANCES OR WAIVERS. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance by Landlord of Tenant's surrender of the Premises, it being understood that such surrender can be effected only by the written agreement of Landlord. Tenant and Landlord further agree that forbearance by Landlord to enforce any of its rights under this Lease or at law or in equity shall not be a waiver of Landlord's right to enforce any one or more of its rights, including any right previously forborne, in connection with any existing or subsequent default. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant, and, notwithstanding any such reletting or re-entry or taking possession of the Premises, Landlord may at any time thereafter elect to terminate this Lease for a previous default. Pursuit of any remedies hereunder shall not preclude the pursuit of any other remedy herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of any rent following either an Event of Default hereunder shall not be construed as Landlord's waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants of this Lease shall be deemed or construed to constitute a waiver of any other violation or default.

         G. RELETTING OF PREMISES. In the event of any termination of this Lease and/or repossession of the Premises for an Event of Default, Landlord shall use reasonable efforts to relet the Premises and to collect rental after reletting, with no obligation to accept any lessee that Landlord deems undesirable or to expend any funds in connection with such reletting or collection of rents therefrom. Tenant shall not be entitled to credit for or reimbursement of any proceeds of such reletting in excess of the rental owed hereunder for the period of such reletting. Landlord may relet the whole or any portion of the Premises for any period, to any Tenant and for any use or purpose.

         H. LANDLORD'S DEFAULT. If Landlord fails to commence to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, and such failure results in a defect that seriously jeopardizes the safety of persons occupying the Premises or threatens equipment or machinery owned by Tenant within the Premises, or such defect impairs Tenant's ability to conduct its business within the Premises, and Landlord has failed to commence to cure the default or obligation within the thirty (30) day period outlined above, Tenant shall be permitted to cure Landlord's default or obligation and Landlord will be obligated to reimburse Tenant for the actual cost incurred to cure Landlord's default or obligation.

All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being of the Premises and, in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, provided that such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision of this Lease, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises or the Building; however, in no event, shall any deficiency judgment or any money judgment of any kind by sought or obtained against any Landlord.

         I. TENANT'S PERSONAL PROPERTY. If Landlord repossesses the Premises pursuant to the authority herein granted, or if Tenant vacates or abandons all or any part of the Premises, then, in addition to Landlord's rights under Paragraph 29 hereof, Landlord shall have the right to (i) keep in place and use or (ii) remove and store, all of the furniture, fixtures, and equipment at the Premises, including that which is owned by Tenant, at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. In addition to the Landlord's other rights hereunder, Landlord may dispose of the stored property if Tenant does not claim the property within twenty (20) days after the date the property is stored. Landlord shall give Tenant at least ten (10) ten days prior written notice of such intended disposition. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take

                                     5           Landlord's Initials _____

                                                 Tenant's Initials   _____
possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights granted Landlord under this paragraph are commercially reasonable.

21. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Building, provided, however, that if the mortgagee, trustee or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, provided the subordination does not change any of the Lease terms contained within this Lease and the subordination agreement contains an attornment and non-disturbance agreement. Tenant shall not terminate this Lease or pursue any other remedy available to Tenant hereunder for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to any mortgagee, trustee or holder of any such mortgage or deed of trust, the name and post office address of which Tenant has received written notice, specifying the default in reasonable detail and affording such mortgagee, trustee or holder a reasonable opportunity (but in no event less than thirty days) to make performance, at its election, for and on behalf of Landlord.

22. MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or Tenant in the Premises. TENANT WILL SAVE AND HOLD LANDLORD HARMLESS FROM ANY AND ALL LOSS, COST OR EXPENSE, INCLUDING WITHOUT LIMITATION ATTORNEYS' FEES, BASED ON OR ARISING OUT OF ASSERTED CLAIMS OR LIENS AGAINST THE LEASEHOLD ESTATE OR AGAINST THE RIGHT, TITLE AND INTEREST OF THE LANDLORD IN THE PREMISES OR UNDER THE TERMS OF THIS LEASE.

23.  MISCELLANEOUS.

         A. INTERPRETATION. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         B.  BINDING EFFECT.   Except as otherwise herein expressly provided,
the terms, provisions and covenants and conditions in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Premises and in the Building and other property that are the subject of this Lease.

         C. EVIDENCE OF AUTHORITY. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

         D. FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its oblations hereunder when caused by material shortages, acts of God, labor disputes or other events beyond the control of Landlord.

         E. PAYMENTS CONSTITUTE RENT. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

         F. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease, any defaults existing under this Lease (or the absence thereof) and such other factual or legal matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease, provided it does not alter the terms of this Lease.

         G. ENTIRE AGREEMENT. This Lease constitutes obligations which have the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations or representations not expressly set forth in this Lease are of no force or effect. EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE, TENANT HEREBY WAIVES THE BENEFIT OF ALL IMPLIED WARRANTIES, IT BEING UNDERSTOOD THAT LANDLORD WILL CONSTRUCT THE PREMISES SPECIFICALLY FOR TENANT'S INTENDED USE AND IN ACCORDANCE WITH PLANS AND SPECIFICATIONS, AND WITH RESPECT TO THE PREMISES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR ANY PARTICULAR PURPOSE. Landlord's agents and employees do not and will not have authority to make exceptions, changes or amendments to this Lease, or factual representations not expressly contained in this Lease. Under no circumstances shall Landlord or Tenant be considered an agent of the other. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         H.  SURVIVAL OF OBLIGATIONS.   All obligations of Tenant hereunder
not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded, including without limitation the cost of repairs to and replacements of all heating and air conditioning systems and equipment therein. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any Security Deposit held by Landlord may, at Landlord's option, be credited against any amounts due from Tenant under this Paragraph 23H.

         I. SEVERABILITY OF TERMS. If any clause or provision of this Lease is illegal, invalid or unenforceable under present of future laws effective during the term of this Lease, then, in such event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable clause or provision as may be legal, valid and enforceable.

         J. EFFECTIVE DATE. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date in point in time on which all parties hereto have executed this Lease.

         K. BROKER'S COMMISSION. Tenant represents and warrants that it has dealt with and will deal with no broker, agent or other persons other than CHRIS WHITWORTH OF HILL PARTNERS AND SCOTT YOUNG AND CHAD MUELLER OF SCOTT YOUNG PROPERTIES in connection with this transaction or future related transactions and that no broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with them with regard to this leasing transaction.

         L. AMBIGUITY. Landlord and Tenant hereby agree and acknowledge that this Lease has been fully reviewed and negotiated by both Landlord and Tenant, and that Landlord and Tenant have each had the opportunity to have this Lease reviewed by their respective legal counsel, and, accordingly, in the event of any ambiguity herein, Tenant does hereby waive the rule of construction that such ambiguity shall be resolved against the party who prepared this Lease.

                                     6           Landlord's Initials _____

                                                 Tenant's Initials   _____

         M. JOINT AND SEVERAL LIABILITY. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever, including, without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder

         N. THIRD PARTY RIGHTS. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.

         0. EXHIBITS AND ATTACHMENTS. All exhibits, attachments, riders and addenda referred to in this Lease, and the exhibits listed herein below and attached hereto, are incorporated into this Lease and made a part hereof for all intents and purposes as if fully set out herein. All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein.

         P. APPLICABLE LAW. This Lease has been executed in the State of Texas and shall be governed in all respects by the laws of the State of Texas. It is the intent of Landlord and Tenant to conform strictly to all applicable state and federal usury laws. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of rent hereunder, and if such amount which would be excessive interest exceeds such rent, then such additional amount shall be refunded to Tenant.

         24. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

         (i) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

         (ii) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

         (iii) Except as expressly provided herein, any written notice, document or payment required or permitted to be delivered hereunder shall be deemed to be delivered when received or, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

26. ADDITIONAL PROVISIONS. See EXHIBIT "B" attached hereto and incorporated by reference herein.

         EXECUTED BY LANDLORD, this 15th day of April, 1998.

                        CAMERON TECHNOLOGY INVESTORS, LTD.

                        BY: CAMERON ROAD INVESTORS, LTD. A TEXAS LIMITED LIABILITY CO.

                        ITS:  GENERAL PARTNER

                        BY:
                           ------------------------------

                        ITS:  MANAGING DIRECTOR

                        Address:  C/O Scott Young Properties
                        P.O. Box 1525, Austin, Texas  78767

         EXECUTED BY TENANT, this 8th day of April, 1998.

                        ADVANCED ENERGY INDUSTRIES, INC.

                        By:
                           ------------------------------

                        Its:
                            -----------------------------

                        Address: 1625 Sharp Point Drive
                        Fort Collins, CO  80525
                        Phone:    970-221-4670

                                     7           Landlord's Initials _____

                                                 Tenant's Initials   _____

                                                      Fax:      970-407-5243

EXHIBIT  "A"   Description of Premises
EXHIBIT  "B"   Additional Provisions
EXHIBIT  "C"   Rules and Regulations
EXHIBIT  "D"   Tenant Construction Standards
EXHIBIT  "E"   Sign Criteria
EXHBIT   "F"   Construction Plans

                                     8           Landlord's Initials _____

                                                 Tenant's Initials   _____

                                   EXHIBIT "A"

                                      [MAP]

                                  EXHIBIT "A-1"

                                      [MAP]

                                 EXHIBIT "B"

                           ADDITIONAL PROVISIONS

1. N-N-N CHARGES. The initial estimated monthly costs for Tenant's Proportionate Share of costs based on preliminary estimates of the total operating costs of the Project for the first calendar year of the Lease are as follows:

-------------------------------------------------------------------------------
     EXPENSE                PER SQUARE FOOT              AMOUNT PER MONTH
-------------------------------------------------------------------------------
     Property Taxes             $.09                           $1,782.00
     Insurance                  $.01                             $198.00
     CAM                        $.06                           $1,188.00
-------------------------------------------------------------------------------
     TOTAL                      $.16                           $3,168.00
-------------------------------------------------------------------------------

2. TENANT IMPROVEMENT AGREEMENT. Landlord shall cause to be performed the improvements (the "TENANT IMPROVEMENTS") in the Premises in accordance with plans and specifications approved by Tenant and Landlord (the "Plans"), which approvals shall not be unreasonably withheld. The Tenant Improvements shall be performed at the Tenant's cost, subject to the reimbursement of Landlord's Contribution.

Tenant shall cause the Plans to be prepared, at Tenant's cost, by a registered professional architect, and mechanical and electrical engineer(s) with the design criteria developed in accordance with EXHIBIT "D", TENANTS CONSTRUCTION STANDARDS attached and incorporated herein. Such engineer(s) shall be approved in advance by the Landlord. Prior to close-of-business on December 1, 1998, Tenant shall furnish the initial draft of the Plans to Landlord for Landlord's review and approval. Landlord shall within two (2) weeks after receipt either provide comments to such Plans or approve the same. Landlord shall be deemed to have approved such Plans if it does not timely provide comments on such Plans. If Landlord provides Tenant with comments to the initial draft of the Plans, Tenant shall provide revised Plans to Landlord incorporating Landlord's comments within one week after receipt of Landlord's comments. Landlord shall within one week after receipt then either provide comments to such revised Plans or approve such Plans. Landlord shall be deemed to have approved such revised Plans if Landlord does not timely provide comments on such Plans. The process described above shall be repeated, if necessary, until the Plans have been finally approved by Landlord. Tenant hereby agrees that the Plans for the Tenant Improvements shall comply with all applicable Governmental requirements. Landlord's approval of any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Tenant Improvements or the compliance of such Tenant Improvement or the Plans with applicable Governmental Requirements.

Landlord, with consultation of Tenant, shall mutually select a contractor to perform the construction of the Tenant Improvements. Such contractor shall be selected by a competitive bid process between three contractors selected by Landlord and Tenant. Landlord shall use commercially reasonable efforts to cause the Tenant Improvements to be substantially completed, except for minor "Punch List" items, on or before the Commencement Date specified in the Lease, subject to Tenant Delay and Force Majeure.

Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Tenant Improvements and the Change Orders (hereinafter defined). Such project management services shall be performed, at Tenant's cost, for a fee of five percent (5%) of all costs related to the preparation of the Plans and the construction of the Tenant Improvements and the Change Orders.

     A. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "CHANGE ORDERS") to the Premises in addition to, revision of, substitution for the Tenant Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders, subject to Landlord's Contribution.

     B. LANDLORD'S CONTRIBUTION. Landlord shall contribute an amount up to FIFTEEN DOLLARS ($15.00) PER SQUARE FOOT ("LANDLORD'S CONTRIBUTION") toward the costs incurred for the Tenant Improvements and Change Orders. Landlord has no obligation to pay for costs of the Tenant

Improvements or Change Orders in excess of Landlord's Contribution; Tenant shall pay such overage to Landlord prior to commencement of construction of the Tenant Improvements and/or Change Orders.

     C. COMMENCEMENT DATE DELAY. Commencement Date shall be delayed until the Tenant Improvements have been substantially completed (the "COMPLETION DATE"), except to the extent that the delay shall be caused by any one or more of the following (a "TENANT DELAY"):

     (i) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

     (ii)  Contractor's performance of any Change Orders; or

     (iii) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

     (iv) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

     (v) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

     (vi) Tenant's delay in making payments to Landlord for costs of the Tenant Improvements and/or Change Orders in excess of the Landlord's Contribution; or

     (vii) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

If the Commencement Date is delayed for any reason, then Landlord shall cause the Architect to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay.

3. RIGHT TO EXPAND AND RELOCATE. During the term of this Lease, should Tenant's lease space requirements increase to the extent that expansion within the Building containing the Premises is impossible, Landlord shall use good faith in an attempt to relocate Tenant into a larger lease space within the Cameron Technology Center or other office/warehouse space owned by Landlord or in a building to be built by Landlord for Tenant on land mutually agreed upon by Landlord and Tenant.

In such event, Landlord shall agree to lease such space to Tenant at a rental rate indicative of the fair market rental rate prevalent at the time for similarly constructed and located office-warehouse lease space in Austin, Texas. Upon Tenant's relocation into the larger lease space owned or developed by Landlord and upon the reletting of the Premises, this Lease shall terminate and the new lease between Landlord and Tenant shall govern.

4. RIGHT OF FIRST REFUSAL. Tenant shall be granted the Right of First Refusal for any contiguous lease space to the Premises that should become available from time to time during the term of this Lease. Upon Landlord's receipt of an acceptable written offer to lease from a bona fide third party which desires to lease space contiguous to the Premises, Landlord shall immediately notify Tenant as to the terms and conditions contained in the offer. Tenant shall have ten (10) days from the date Landlord notifies Tenant of the third party offer in which to accept or decline the same terms contained in the third party offer. Should Tenant decline to match this offer, Landlord shall be free to lease the available lease space to the third party.

5. MISCELLANEOUS. In addition to the provisions contained within this Lease agreement, Landlord and Tenant mutually agree to the following:

     A. DOCK DOORS. Landlord shall install an overhead, dock-high door for each bay within the Premises at the rear of the Building unless Tenant stipulates that an overhead door is unnecessary.

     B. TENANT EQUIPMENT. Landlord will allow the Tenant to install at Tenant's sole expense, a 12' X 12' concrete pad with a security fence surrounding the pad at the rear of the Premises in a location mutually agreed upon by Landlord and Tenant. This fenced area will store an air compressor and chilled water tower. At the end of the Lease Term, Tenant shall remove all equipment installed in or about the Premises or Building and the Premises and/or Building shall be returned to its original condition, reasonable wear and tear excepted.

                                  EXHIBIT "C"

                    BUSINESS PARK RULES AND REGULATIONS

The following rules and regulations shall apply where applicable, to the Premises, the Building, the Project, the driveways and parking areas, the land situated beneath the Premises, Building, and Project and the appurtenances thereto:

1. Sidewalks, doorways, halls stairways and other similar areas shall not be obstructed by Tenant or used by any Tenant for any purpose other than ingress and egress to and from the Premises and for going from one to another part of the Building.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a Tenant or such Tenant's agents, employees or invitees, shall be paid by such Tenant, and Landlord shall not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other exterior part of the Building or the Premises except of such color, size and style and in such places as shall be first approved by, Landlord. Landlord, at Tenant's sole cost and expense, shall install all letters or numerals by or on doors in such Tenants Premises, which letters or numerals shall be in building standard graphics. No nails, hooks or screws shall be driven or inserted in any part of the Building outside the Premises except by the Building maintenance personnel nor shall any part of the Building be defaced by Tenant. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. Landlord will provide and maintain a directory for all Tenants at the end of each building and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Two (2) keys to the locks on the exterior doors entering each Tenant's Premises shall be furnished by Landlord free of charge, with any additional keys to be furnished by Landlord to each Tenant, at Tenant's cost. Tenant shall not place any additional lock or locks on any door in or to its Premises without Landlord's prior written consent. All such keys shall remain the property of Landlord. Landlord will reduce $20.00 per key from Tenant's Security Deposit account for each key issued and not returned by Tenant at time of move out.

6. Landlord will provide within the Business Park a postal box for Tenants receipt of letter mail only. Landlord will issue to the tenant two keys to the postal box. The box keys are not to be duplicated by the Tenant. Tenant is held accountable for the keys and will bear the cost or re-keying the locks should the Tenant fail to return all keys at the end of the Lease.

7. With respect to work being performed by Tenants in its Premises with the approval of Landlord, all tenants will refer all contractors, contractors' representatives and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, telegraph equipment, electrical devises and attachments, doors, entrance ways, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Premises and Building.

8. Each tenant shall cooperate with Landlord's employees in keeping its Premises neat and clean.

9.  Tenant is responsible for janitorial service within its Premises.

10. Designated areas for trash containers are assigned to each tenant. Tenants will be billed direct by a trash removal service approved by the Landlord. Drums, pallets, equipment, vehicles, etc. are not allowed to be stored outside of building. Trash in the common area will be removed by the Landlord and the cost of removal prorated to the Tenants sharing the common area.

11. Landlord shall not be responsible to the tenants, their agents, employees, or invitees for any loss of property from the Premises or public areas or for any damages to any property thereon from any cause whatsoever.

12. Should a tenant require telegraphic, telephonic, annunicator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct.

13. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Premises or Building or otherwise interfere in any way with other tenants or persons having business with them.

                                     1           Landlord's Initials _____

                                                 Tenant's Initials   _____

SANITARY SEWER
--------------

A sewer line will be installed under floor accessible to the Premises. Tenant's sewer piping will start at the point of the sewer line tap in Tenant's Premises.

ELECTRICITY
-----------

All electric service meter wireways will be installed in an area determined by Landlord. Each Tenant shall furnish and install his meter at the appropriate meter wireway as approved by Landlord. Tenant shall be responsible for obtaining an electric meter at his cost. If the wattage density exceeds that provided in the shell for Tenant's lease space, the Tenant will pay the additional cost for larger service to be installed by Landlord. Total power requirements shall be tabulated on the Tenant's working drawings submitted for approval.

                                     2           Landlord's Initials _____

                                                 Tenant's Initials   _____

14. No machinery of any kind shall be operated by Tenant in its Premises without the prior written consent of Landlord, nor shall any tenant use or keep in the Premises or Building any flammable or explosive fluid or substance.

15. Nothing shall be swept or thrown into parking areas or driveways. No birds or animals shall be brought into or kept in, or about any tenant's leased premises.

16. Tenant, is agents, employees and invitees shall park only in those areas designated by Landlord for parking by Tenant and shall not park on any public or private streets contiguous to, surrounding or in the vicinity of the Building without Landlord's prior written consent.

17. No portion of any tenant's Premises shall at any time be used or occupied as sleeping or lodging quarters.

18. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further reasonable rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building and Project, the operation hereof, the preservation of good order therein and the protection and comfort of the Tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a Tenant, shall be binding upon it in like manner as if originally herein prescribed.

                                     1           Landlord's Initials _____

                                                 Tenant's Initials   _____

                                 EXHIBIT "D"
                        TENANT CONSTRUCTION STANDARDS

TENANT SPACE DRAWINGS AND SPECIFICATION REQUIREMENTS
If Landlord's Architect does not prepare the drawings and specifications, then Tenant agrees that they shall be prepared by a licensed Architect and shall bear his registration seal, number, and signature. All documents must be reviewed and approved by Landlord and his Architect prior to the start of construction. The Tenant is required, upon completion of the construction, to provide the Landlord with a marked up blue line complete set of prints showing the conditions as built and a reproducible mylar complete set of drawings with changes in ink and a copy of the building permit and Certificate of Occupancy.

BUILDING CODES AND STANDARDS
All plans, specifications and construction for the Tenant's space must conform to the following codes and standards and any other applicable codes, standards, ordinances, and regulations.

     1.   Current Uniform Building Codes accepted by the City of Austin.
     2.   National Electrical Code.
     3.   City of Austin, Electrical Utility Department Code.
     4.   Uniform Mechanical Code.
     5.   City of Austin Health Department Code.
     6.   Department of Labor - Occupational Safety and Health Standards.
     7.   Consumer Product Safety Commission.
     8.   State of Texas Architectural Barriers Requirements.
     9.   Fire Marshall Requirements.

CONSTRUCTION ACCESS
Tenant shall use only the area immediately to the rear of its lease space for construction access. Adjoining spaces shall not be used for any purpose. Tenant shall be responsible for the repair of any damage done to the Project or Building by Tenant's construction of its own lease space.

TEMPORARY UTILITIES
Tenant and/or his contractors and/or subcontractors are responsible for temporary toilets and temporary utilities for their work, including payment of all utility charges. All arrangements shall be made with City of Austin, Southern Union Gas, and Southwestern Bell as applicable.

CONSTRUCTION TRASH
Trash, surplus construction materials, boxes, crates, debris, etc., from the Tenant's construction shall be removed daily from the Premises and hauled off the project site. Trash left on the project will be hauled off at the Tenant's expense.

TENANT SEPARATION
Walls which abut another Tenant's space must be a minimum two (2) Hour rated extending from floor to the roof deck with insulation. In the case where the space is vacant adjacent to Tenant's demising wall(s), such a wall shall be constructed of 3 1/2" metal studs spaced at 16" o.c. with minimum two (2) layers of 5/8" thick type X gypsum wallboard on the Tenant's side with staggered 2' joints. All penetrations to the demising wall(s) shall be treated to maintain the minimum two (2) Hour rating.

TELEPHONE
It is each Tenant's responsibility to procure the telephone service to its Premises. If any telephone equipment room is required by the Tenant, it must be located within its Premises. Tenants shall be responsible for routing its telephone service through the raceway system provided by Landlord in the shell building.

HVAC
Space above ceilings may not be used as a return air plenum. All return air shall be ducted from the conditioned space. The Landlord has the right to approve or disapprove the HVAC design and Tenant shall select the HVAC equipment from Landlord's standards. Location of roof top units shall be on pads as provided in the shell building with the location approved by the Landlord. Tenant shall indicate the actual weights and dimensions on their working drawings for review and approval by the Landlord of roof mounted equipment. Condensation lines shall drain into each Tenant's sewer

ROOF PENETRATIONS
All roof penetrations, equipment supports, pitch pans, flashing curbing, and roofing repairs shall be as approved by Landlord and performed by a roofer approved by Landlord at Tenant's expense. All roof penetrations shall occur within the boundaries of the Premises.

WATER
A common water line and valve will be provided for each lease space. Tenant water piping shall start at the point of the valve. All tenants requiring more plumbing than the required toilet room facilities, drinking fountain
(1), service sink (1), employee bar type sink (1) shall be required to furnish their own piping, meter, and installation. Should Tenant's water consumption levels exceed typical levels, Landlord and Tenant agree that Tenant shall supply a water flow meter of which Landlord shall read monthly and bill back Tenant for Tenant's actual consumption.

                                     1           Landlord's Initials _____

                                                 Tenant's Initials   _____

                                  EXHIBIT "E"

                                 SIGN CRITERIA

1. COST OF THE SIGN(S). Identifying Tenant graphics for all leased Premises are the responsibility of Tenant. All expenses for fabrication, installation and sign maintenance shall be borne solely by Tenant.

2. APPROVAL OF SHOP DRAWINGS. Prior to the fabrication of any sign, Tenant shall present to Landlord for approval, shop drawings prepared by the manufacturer. All shop drawings shall be dimensionally scaled with the proposed sign located on a drawing of the building elevation; the shop drawings shall indicate all dimensions; shall indicate the actual letter style or font; if a logo is to be used, the actual logo shall be illustrated on the building elevation; all actual materials, paint brand and color(s) shall be specified; and the method of the sign attachment to the Building shall be clearly denoted

3. MATERIALS. Tenant sign graphics shall consist of individually cut letters. Letters shall be cut from 1/8" Lexan mounted or laminated to a three inch (3") width sign foam board or similar material. Letters shall be primed and painted uniformly on face and sides with Benjamin Moore Industrial grade paint or equivalent.

4. LOGOTYPES. Logotypes shall be cut from the same material as letters. Logotype area shall not exceed eighteen inches (18") in height and the sign or logotype length shall not exceed the lesser of fifty percent (50%) of the width of Tenant's Premises or fifteen feet (15'). All signs or logotypes shall be located above and appurtenant to the store front of the Premises.

5. SIZE. No individual letter shall exceed eighteen inches (18") in height. Letter line length shall not exceed the lesser of fifty percent (50%) of the width of Tenant's Premises or fifteen feet (15'). Should Tenant's sign contain more than one letter line, the total height of all letter lines combined shall not exceed forty inches (40"). All signs or logotypes shall be located above and appurtenant to the store front of the Premises.

6. MOUNTING METHODS. All letters shall be mounted with clear silicone and mounted flush to the exterior wall surface. Upon the expiration of the Lease, Tenant shall remove all exterior signs from the Building and shall restore the exterior of the Building to its original condition. Should Tenant fail to do so, Landlord reserves the right to perform this duty and deduct all costs associated with the removal of the sign and restoration of the Building from the Security Deposit.

7. PROHIBITED MATERIALS. Pan signs, illuminated signs, neon or flashing signs, banners, sandwich boards or any other sign type or material not specifically allowed above.

8. DOORS AND WINDOW GRAPHICS. Vinyl door and window graphics are permitted. Letter size shall not exceed 1-1/2" cap height. Line length shall not exceed 20". All graphics shall be reverse cut from white 3M vinyl, Sparcal vinyl or equivalent vinyl material and shall be mounted to the interior of door glass or sidelight glass. Plaques, neon or paper signs are prohibited at all times.

                                                 Landlord's Initials _____

                                                 Tenant's Initials   _____